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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 2, 2007

                             AMSCAN HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                     000-21827                 13-3911462
    (State or Other                 (Commission               (IRS Employer
    Jurisdiction of                 File Number)            Identification No.)
    Incorporation)

        80 GRASSLANDS ROAD, ELMSFORD, NEW YORK                     10523
       (Address of Principal Executive Offices)                  (Zip Code)

       Registrant's telephone number, including area code: (914) 345-2020

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 2, 2007, Amscan Holdings, Inc. (the "Company") entered into an amendment to its ABL credit facility with AAH Holdings, Inc., the parent of the Company, certain subsidiaries of the Company, the lenders party thereto, Credit Suisse, as administrative agent, and Bank of America, N.A., as collateral agent (the "Amendment"). The Amendment increases the aggregate commitments of the lenders under the ABL credit facility by $50,000,000 to $250,000,000. Borrowings under the ABL credit facility will continue to be subject to the borrowing base as provided for in the ABL credit agreement. In addition, the Amendment modifies the ABL credit facility by providing that the Company must maintain a Fixed Charge Coverage Ratio (as defined in the ABL credit agreement) of not less than 1.0 to 1.0 if it has less than $25,000,000 of excess availability under the ABL credit facility. Prior to the amendment, the minimum threshold of excess availability for this purpose was $20,000,000.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMSCAN HOLDINGS, INC.
                                         (Registrant)

Dated: November 9, 2007                  By:  /s/ Michael Correale
                                              ---------------------------
                                              Name:  Michael Correale
                                              Title: Chief Financial Officer